AMENDMENT

This Amendment (the “Amendment”) is made and entered into as of June 6, 2008, by and between RINO International Corporation, a Nevada corporation (the “Company”), and Bruce Richardson (the “Employee”; together with the Company, each a Party and collectively, the Parties). Reference is made to that certain Employment Agreement dated as of September 28, 2008, by and between the Parties (the “Agreement”).

WHEREAS, the Parties wish to correct certain errors contained in the Agreement by the Amendment so that the Agreement, together with and as amended by the Amendment, reflects the intentions of the Parties at the time of the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein, and other good and valuable consideration, the Parties agree as follows:

1.	The definition of “Effective Date” in Section 1.6 of the Agreement is hereby amended and restated in its entirety as follows:

“Effective Date” means September 28, 2007.

2.	Section 4.2 of the Agreement is hereby amended and restated in its entirety as follows:

“4.2 Option. Employee shall be awarded 250,000 options to purchase Common Stock exercisable at $5.38 per share, vesting in 3 equal installments with 1/3 of the options vested on each of January 1, 2009, January 1, 2010 and January 1, 2011. The options shall become exercisable on their respective vesting date and shall expire on the third anniversary of their respective vesting date. Regardless of the reason for the Termination, the Parties agree that (i) if the employment of the Employee is terminated before January 1, 2009, then the Employee is not entitled to any Option, and (ii) if the employment of the Employee is terminated on or after January 1, 2009, then the Employee shall only be entitled to the right to exercise the options that have been vested as of the Date of Termination.”

3.
The Agreement, together with and as amended by the Amendment, contains the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

4.	To the extent it is applicable, each of the sections under Section 8 “MISCELLANEOUS” shall apply to the Amendment.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

EMPLOYEE		RINO INTERNATIONAL CORPORATION

By:	/s/ Bruce Richardson	By:	Dejun Zou
	Bruce Richardson		Dejun Zou
Chief Executive Officer